Exhibit 5.13

CONSENT OF ROSCOE POSTLE ASSOCIATES INC.

The undersigned hereby consents to the use of sections of NI 43-101 Technical Report on the Boto Feasibility Study, Senegal dated 10 February, 2020 with an effective date of 31 December, 2019, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

ROSCOE POSTLE ASSOCIATES INC.

/s/ Deborah A. McCombe
By:	Deborah A. McCombe, P. Geo
Technical Director, Global Mining Advisory

Dated: May 15, 2020